UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2013

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35511	45-5011014
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2013, Steven M. Wiborg, Chairman, North America of Burger King Holdings, Inc. (the “Company”) informed the Company of his decision to terminate his employment effective October 25, 2013 for “Good Reason” pursuant to his Employment Agreement dated October 20, 2010, as amended. The terms of his separation are as set forth in the Employment Agreement. The Company has decided not to replace Mr. Wiborg in the position of Chairman, North America, as Alex Macedo, Executive Vice President, President, North America will assume Mr. Wiborg’s responsibilities. Mr. Macedo has served in the role of President, North America, since April 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By:	/s/ Jill Granat
Jill Granat General Counsel and Secretary

Date: September 27, 2013